EXHIBIT 99.1

Nanophase Reports Record Second Quarter Revenue and Profit

—$13 Million in Q2 Revenue, with Solésence Revenue up 44% YOY
—$1.7 Million in Profit for the First Half of 2024 alongside Record Q2 Profit
—Record Third Win in a Row at Cosmoprof and Cosmopack North America

ROMEOVILLE, Ill., Aug. 06, 2024 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in mineral-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced record financial results for the second quarter ended June 30, 2024.

Jess Jankowski, President and Chief Executive Officer, commented: “The efforts we have made in the last half year are continuing to show results as we deliver another profitable quarter. We expect this progress to continue as we build the team needed to sustain our performance.”

Kevin Cureton, Chief Operating Officer, commented: “We are now seeing that our company has the ability to simultaneously grow with our dynamic industry and improve our operational effectiveness. While the journey to becoming a best-in-class development and manufacturing organization has just begun, we are pleased with our progress. We were also both thrilled and humbled to make history this year at the Cosmoprof and Cosmopack North America Awards, when we took home our third consecutive Cosmopack North America Award for Formulation for our Lip Oil SPF 40+. Through the three years of Cosmopack Formulation Awards, we have demonstrated to our industry that SPF-infused beauty can be more aesthetically pleasing and outperform non-SPF products across categories, with a skincare product winning in 2022, a complexion product in 2023, and now a makeup product winning in 2024. The result is that consumers no longer have to choose between protecting their skin and looking their best – through the power of our technology and prowess of our teams, they can have it all!”

Second Quarter Financial Highlights

  Revenue for the second quarter was $13 million, vs. $11.9 million for the same period in 2023, a 10% increase.
    Solésence revenue was $11.2 million, vs. $7.8 million for the same period in 2023, a 44% increase.
  Net income was $856,000 for the second quarter, vs. $333,000 for the same period in 2023, a 157% increase.

Six-Month Financial Highlights

  Revenue for the six months ended June 30th was $22.9 million, vs. $21.3 million for the same period in 2023, a 7% increase.
    Solésence revenue was $19.3 million, vs. $12.8 million for the same period in 2023, a 51% increase.
  Gross profit for the six months ended June 30th was $7.3 million, vs $5.8 million for the same period in 2023, a 26% increase.
  Net income for the six months ended June 30th was $1.7 million, vs. a net loss of $0.8 million for the same period in 2023, a 312% increase.
    Net income as a percentage of sales was 8% for the period.

Operational Highlights

Solésence Beauty Science Won Third Consecutive Cosmopack North America Formulation Award

  In July, Solésence won the Formulation Award at Cosmopack North America for the third year in a row, making Solésence the first and only third-time winner of the Awards in the Cosmoprof North America network (Cosmoprof & Cosmopack North America Awards).
    The winning 2024 formula was Lip Oil SPF 40+ featuring Solésence Kleair™.
    The Company won the same award in 2023 for Natural Glow Face Oil SPF 40+ featuring Solésence Kleair™ and Solésence Bloom™ and in 2022 for Multi-Cultural Magic SPF 50+ featuring Solésence Kleair™.

Global Integration of KPIs

  In the second quarter, the Company implemented process improvements in the planning system to improve efficiencies and welcomed a new Operations Planning Manager to support ongoing growth in Production.
  In the first half of 2024, the Company integrated KPIs with global visibility across all departments and began the implementation of Overall Equipment Effectiveness (OEE) methodologies for evaluating performance and defining key opportunities for continued improvement.

Jankowski continued: “With our second half revenue expected to exceed first half performance by more than 20%, we remain poised to continue the strong revenue growth that has been the hallmark of the past five years for our Company. We are now demonstrating margin performance above our industry averages enabled by our focus on both operational improvements and financial management to lower costs and contain expenses. We look forward to speaking with our investors about our record performance and sharing our positive outlook for the rest of 2024.”

Conference Call

Nanophase will host its Second Quarter Conference Call on Wednesday, August 7, 2024, at 11:00 a.m. CDT, 12:00 p.m. EDT, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, the Company’s President & CEO, joined by Kevin Cureton, the Company’s Chief Operating Officer.

Participant Registration:

https://register.vevent.com/register/BI1f3051f859dd4b0e901722ef14e8ee82

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call has begun. If you forget your PIN prior to the conference call, you can simply re-register.

Listen-Only Webcast & Replay:

https://edge.media-server.com/mmc/p/58zb87un

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News, and the links in this conference call announcement release. Please connect to the conference at least five minutes before the call is scheduled to begin.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies

Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in mineral-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science

Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 28, 2024. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Investor Relations Contact:

Phone: (630) 771-6736

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)
	(in thousands except share and per share data)

	June	December 31,
	2024	2023
ASSETS	(Unaudited)

Current assets:
Cash	$2,358	$1,722
Trade accounts receivable, less allowance for credit losses of $307
for June 30, 2024 and $225 for December 31, 2023	5,932	3,467
Inventories, net	13,874	10,031
Prepaid expenses and other current assets	2,096	1,082
Total current assets	24,260	16,302

Equipment and leasehold improvements, net	9,261	8,668
Operating leases, right of use	7,326	7,907
Other assets, net	2	4
	$40,849	$32,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Lines of credit - accounts receivable, related party	2,272	2,810
Current portion of long term debt, related party	-	2,000
Current portion of operating lease obligations	1,043	1,297
Accounts payable	5,577	6,260
Current portion of deferred revenue	3,077	2,353
Accrued expenses	1,800	869
Total current liabilities	13,769	15,589

Long-term portion of operating lease obligations	8,714	9,152
Long-term debt - inventory, related party	5,200	5,000
Long-term debt, related party	1,000	1,000
Asset retirement obligation	242	238
Total long-term liabilities	15,156	15,390

Shareholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 95,000,000 and 60,000,000 shares authorized;
69,860,984 and 49,627,254 shares issued and outstanding on June 30, 2024
and December 31, 2023, respectively	698	496
Additional paid-in capital	114,140	106,069
Accumulated deficit	(102,914)	(104,663)
Total stockholders' equity	11,924	1,902
Total liabilities and shareholders' equity	$40,849	$32,881

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

(in thousands except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$12,923	$11,844	$22,694	$21,180
Other revenue	123	28	220	149
Net revenue	13,046	11,872	22,914	21,329

Cost of revenue	9,306	8,197	15,594	15,505
Gross profit	3,740	3,675	7,320	5,824

Operating expense:
Research and development expense	864	991	1,776	1,994
Selling, general and administrative expense	1,829	2,105	3,388	4,255
Income from operations	1,047	579	2,156	(425)
Interest expense	191	246	409	400
Other income, net	-	-	-	-
Income before provision for income taxes	856	333	1,747	(825)
Provision for income taxes	-	-	-	-
Net income (loss)	$856	$333	$1,747	$(825)

Net income (loss) per share-basic	$0.02	$0.01	$0.03	$(0.02)

Weighted average number of common shares outstanding - basic	56,674,170	49,567,338	54,675,011	49,498,755

Net income per share-diluted	$0.01	$0.01	$0.03	$(0.02)

Weighted average number of common shares outstanding - diluted	58,709,170	50,136,338	56,662,011	49,498,755

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

(in thousands except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$12,923	$11,844	$22,694	$21,180
Other revenue	123	28	220	149
Net revenue	13,046	11,872	22,914	21,329

Operating expense:
Cost of revenue detail:
Depreciation	222	158	444	316
Non-Cash equity compensation	28	28	54	55
Other costs of revenue	9,056	8,011	15,096	15,134
Cost of revenue	9,306	8,197	15,594	15,505
Gross profit	3,740	3,675	7,320	5,824

Research and development expense detail:
Depreciation	5	7	11	14
Non-Cash equity compensation	32	45	65	92
Other research and development expense	827	939	1,700	1,888
Research and development expense	864	991	1,776	1,994

Selling, general and administrative expense detail:
Depreciation and amortization	7	8	14	15
Non-Cash equity compensation	97	123	198	258
Other selling, general and administrative expense	1,725	1,974	3,176	3,982
Selling, general and administrative expense	1,829	2,105	3,388	4,255
Income from operations	1,047	579	2,156	(425)
Interest expense	191	246	409	400
Other income, net	-	-	-	-
Income before provision for income taxes	856	333	1,747	(825)
Provision for income taxes	-	-	-	-
Net (loss) income	$856	$333	$1,747	$(825)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	191	246	409	116
Addback Depreciation/Amortization	234	134	469	269
Addback Non-Cash Equity Compensation	157	135	317	302
Subtract Non-Cash Other Income	-	-	-	-

Adjusted EBITDA	$1,438	$848	$2,942	$(138)